CNI CHARTER FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT


         AGREEMENT executed as of August 2, 2001 by and between City National Asset Management, Inc., a wholly-owned subsidiary of City National Bank, a federally chartered bank and wholly-owned subsidiary of City National Corporation, a bank holding company organized under the laws of the State of Delaware (the "Adviser") and Reed, Conner & Birdwell, L.L.C., a wholly owned subsidiary of City National Corporation, a limited liability company organized under the laws of the State of Delaware, an investment advisor registered under the Investment Advisors Act of 1940, as amended (the "Sub-Adviser").

         WHEREAS, the Adviser is the investment manager for the CNI Charter Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services for the RCB Small Cap Value Fund (the "Fund").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Appointment. The Adviser hereby appoints the Sub-Adviser to provide certain investment sub-advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Adviser has furnished, or caused the Trust's Administrator to furnish, the Sub-Adviser with copies of each of the following:

                  (a) the Trust's Agreement and Declaration of Trust dated as of October 25, 1996, and all amendments thereto or restatements thereof (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's By-Laws and all amendments thereto;

                  (c) the resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;


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                  (d) the Trust's Post-Effective Amendment No. 18 to its
Registration Statement as filed with the Securities and Exchange Commission (the "SEC") on August 2, 2001; and

                  (e) the Trust's most recent prospectus and Statement of Additional Information for the Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectuses");

                  The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing and information on changes to the Trust's service providers, and copies of such other documents and other information reasonably requested by the Sub-Adviser in order to permit or assist the Sub-Adviser in fulfilling its duties under this Agreement.

                  The Sub-Adviser has furnished the Adviser with a copy of the Sub-Adviser's Form ADV Part II.

         3. Management. Subject always to the supervision of the Trust's Board of Trustees and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 7 below), and will monitor the Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund as set forth in the prospectus of the Fund, as amended from time to time. The Sub-Adviser and the Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund and the Sub-Adviser will at all times act consistently with the instructions and directions given to it by the Adviser. The Sub-Adviser shall also make itself reasonably available to the Board of Trustees of the Trust at such times as the Board of Trustees shall request.

                  The Sub-Adviser represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

                  (a) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

                  (b) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. On occasions when the Sub-Adviser deems


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the purchase or sale of a security to be in the best interest of the Fund as well as the other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research, advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, SEI Investments or any affiliated person of either the Trust, the Adviser, SEI Investments or the Sub-Adviser, except as may be permitted under the 1940 Act and, in the case of any transaction with the Sub-Adviser or any of its affiliated persons, with the prior written approval of the Adviser;

                  (c) will report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees of the Trust the management of each of the Funds, including, without limitation, review of the general investment strategy of each of the Funds, the performance of each of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

                  (d) will maintain books and records with respect to the Trust's securities transactions which it has affected and will furnish the Adviser and the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees or the Adviser may request;

                  (e) will act upon instructions, if any, from the Adviser not inconsistent with the fiduciary duties hereunder; and

                  (f) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where in the opinion of legal counsel to the Sub-Adviser, the Sub-Adviser may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The Sub-Adviser further acknowledges and agrees that (i) the names "CNI Charter" and "CNI Charter Funds" are the property of the Adviser, and (ii) the Sub-Adviser will publicly disseminate information concerning the Fund and the Trust only if such information has been approved in advance by the Adviser.

         The Sub-Adviser shall, following consultation with the Adviser or in accordance with policies and procedures approved by the Adviser, execute and deliver, or cause its nominee to


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execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities held by the Fund.

         The Sub-Adviser hereby warrants that it is not presently, nor has it been in the past three years, nor has it been advised that it may be in the future, the subject of a Securities and Exchange Commission investigative proceeding or a proceeding by any state securities commission, nor the subject of any disciplinary hearing by a self-regulatory organization or other governmental or quasi-governmental body, and shall promptly notify the Adviser and the Trust of the commencement of any such proceedings or actions.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

        6.  Compensation.

                  (a) For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee payable monthly, in accordance with Schedule A hereto. The fee shall be based on the average daily net assets for the month involved and will be prorated for a period less than a full month.

                  (b) The Sub-Adviser voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Adviser pursuant to the expense limitation and reimbursement obligations respecting the Fund set forth in the Fund's then current registration statement, as contemplated in the Adviser's then current Investment Management Agreement (the "Management Agreement") with the Fund. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Sub-Adviser hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Fund expense paid by the Sub-Adviser voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Adviser to the Sub-Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the


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withholding, reduction, or payment to the extent permitted by applicable law, and to the extent, if any, that the Adviser has been reimbursed therefor by the Fund pursuant to the Management Agreement, and only if such reimbursements by the Adviser (i) are requested by the Sub-Adviser, (ii) are approved by the Trust's Board of Trustees, and (iii) can be achieved within the Fund's then current expense limits, if any, for that succeeding first, second, or third fiscal year as the case may be; provided that such reimbursements shall only be paid after the Fund's current expenses of the fiscal year have been paid and if such reimbursements do not require the Adviser or the Sub-Adviser to waive or reduce its fees or pay current Fund expenses hereunder or under the Management Agreement, as the case may be.

         7. Services to Others. The Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser acknowledges that the Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Fund, so long as it is the Sub-Adviser's policy, to the extent practicable, to allocate investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell for the Fund any security or property which the Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the good faith judgment of the Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Fund. In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services whatever kind or nature. Provided, further, that notwithstanding the above, the Sub-Adviser shall provide its services reasonably, and make itself available to the Adviser or the Board of Trustees at reasonable times, in accordance with the provisions of Section 3.

        8. Limitation of Liability; Special Indemnity.

                  (a) The Adviser will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for any loss suffered by the Fund in connection with the performance of the Sub-Adviser's duties under this Agreement, except a loss resulting from the Sub-Adviser's willful misfeasance, bad faith, negligence or reckless disregard of the obligations in the performance of its duties under this Agreement.

                  (b) Without limitation to any and all liability the Sub-Adviser may have under this Agreement or otherwise (whether in contract, tort or otherwise), the Sub-Adviser agrees to


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indemnify and hold harmless the Adviser, each of its directors and officers, the
Fund, the Trust, each of its Trustees and officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus of the Fund or any amendment or supplement thereof pertaining to the Fund or the Trust in reliance upon, and in conformity with, information furnished to the Trust with respect to the Sub-Adviser by or on behalf of or with the approval of the Sub-Adviser for use in the Registration Statement or any Prospectus or any amendment or supplement thereof. The Sub-Adviser's obligations under this Paragraph (b) shall survive the termination of this Agreement.

                  (c) Nothing herein contained shall be deemed to protect the Sub-Adviser against liability to the Adviser, the Fund or the Trust or its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Sub-Adviser or by reason or the reckless disregard by the Sub-Adviser of the obligations and duties of the Sub-Adviser under this Agreement.

         9. Duration and Termination. This Agreement will become effective as to the Fund on the first day the Fund's shares are offered to the public provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for one year.

         Thereafter, if not terminated, this Agreement will continue in effect for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated by the Adviser, the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty
(60) days' written notice to the Sub-Adviser and may be terminated by the Sub-Adviser at any time by ninety (90) days' written notice to the Adviser and the Fund. This Agreement will immediately terminate in the event of its assignment or upon termination of the investment advisory agreement between the Adviser and the Trust with regard to the Fund. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

         10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


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         11. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Adviser, at 400 North Roxbury Drive, 7th Floor, Beverly Hills, CA 90210, and if to the Sub-Adviser at: 11111 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025, Attention: Daryl Weber.

         12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the state of California.

         The name "CNI Charter Funds" and "Trustees of the CNI Charter Funds" refers respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, and to any and all amendments thereto so filed or hereafter filed. The obligations of "CNI Charter Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

The Sub-Adviser shall not be deemed to be an agent of the Adviser and in the performance of its duties under this agreement, the Sub-Adviser shall be deemed to be an independent contractor.


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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                 CITY NATIONAL ASSET MANAGEMENT, INC.

                                 By:    /s/ Vernon C. Kozlen
                                    -------------------------------

                                 Name:  Vernon C. Kozlen
                                      -----------------------------

                                 Title: Chairman
                                      -----------------------------

                                 REED, CONNER & BIRDWELL, L.L.C.

                                 By:    /s/ Daryl Ann Weber
                                    -------------------------------

                                 Name:  Daryl Ann Weber
                                      -----------------------------

                                 Title: Principal and SVP
                                       ----------------------------



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                                   Schedule A
                                       to
                        Investment Sub-Advisory Agreement
                                      dated
                                 August 2, 2001



The Adviser shall pay to the Sub-Adviser compensation with respect to the RCB Small Cap Value Fund at an annual rate as follows:

                        0.85% of average daily net assets